Exhibit 99.1
OpenText Reports Fourth Quarter and Fiscal Year 2019 Financial Results

Record Cloud and Annual Recurring Revenues (ARR)
Strong Margin Expansion
Record Operating Cash Flows

Highlights
Fiscal Year 2019

•	Total Revenues of $2.87 billion, up 1.9%, and $2.92 billion, in constant currency, up 3.8%

•	Annual Recurring Revenues (ARR) of $2.16 billion, up 4.6%, and $2.19 billion in constant currency, up 6.2%

•	Cloud Services and Subscriptions Revenues of $907.8 million, up 9.5%, and $918.6 million in constant currency, up 10.8%

•	GAAP net income attributable to OpenText of $285.5 million, up 17.9%

•	Adjusted EBITDA of $1.10 billion, up 7.8%, Margin of 38.4%, up 210 basis points

•	GAAP EPS, diluted of $1.06, up 16.5%

•	Non-GAAP EPS, diluted of $2.76, up 7.8%, and $2.79 in constant currency, up 9.0%

•	Record annual Operating Cash Flows of $876.3 million, up 23.8%.

Fourth Quarter

•	Total Revenues of $747.2 million, down 0.9%, and $769.3 million in constant currency, up 2.0%

•	Annual Recurring Revenues of $557.1 million, up 4.2%, and $572.0 million in constant currency, up 7.0%

•	Cloud Services and Subscriptions Revenues of $241.9 million, up 11.0%, and $246.5 million in constant currency, up 13.1%

•	GAAP net income attributable to OpenText of $72.0 million, up 16.6%

•	Adjusted EBITDA of $283.9 million, up 0.8%, Margin of 38.0%, up 60 basis points

•	GAAP EPS, diluted of $0.27, up 17.4%

•	Non-GAAP EPS, diluted of $0.72, no change, and $0.74 in constant currency, up 2.8%

•	Operating Cash Flows of $229.8 million, up 12.6%

Waterloo, ON, August 1, 2019 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), “The Information Company,” today announced its financial results for the fourth quarter and year ended June 30, 2019.
“Fiscal 2019 was a momentous year for OpenText as we delivered in constant currency $2.92 billion in total revenues, a record $918.6 million in cloud revenues, up 10.8% year-over-year growth and $2.19 billion in Annual Recurring Revenues, up 6.2% year-over-year growth, representing 75% of total revenues,” said Mark J. Barrenechea, OpenText CEO & CTO. “We enter Fiscal 2020 with the strongest EIM offering in the industry, empowering customers to unlock their information advantage and win in Industry 4.0. Our expanded partnerships with Google and SAP and recently announced next generation product line, OpenText Cloud Edition, will help revolutionize the way businesses capture, govern, exchange and use information in the cloud.”
Barrenechea further added, “We delivered a solid fourth quarter with total revenues of $769.3 million, up 2.0% year-over-year, and cloud revenues of $246.5 million, up 13.1% year-over-year, each in constant currency. Operating Cash Flows were $229.8 million, up 12.6% year-over-year. These solid results were delivered against the back drop of a $22 million foreign currency headwind to revenue during the quarter.”
“During Fiscal 2019, we had record Adjusted EBITDA margin of 38.4%, delivered Operating Cash Flows of $876.3 million and deployed $381.4 million of capital to acquire Liaison Technologies & Catalyst Repository Systems,” said Madhu Ranganathan, OpenText EVP and CFO. “We ended the year with $941 million of Cash & Cash Equivalents and 1.5x Consolidated Net Leverage ratio, compared to 1.9x a year ago. As we look into Fiscal 2020 and beyond, we have never been stronger in our operating framework and balance sheet flexibility to continue our investments in product innovation, go-to-market and strategic acquisitions.”
Financial Highlights for Fiscal 2019 with Year Over Year Comparisons

Summary of Annual Results
(in millions except per share data)	FY19	FY18	$ Change	% Change (Y/Y)	FY19 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$907.8	$829.0	$78.8	9.5%	$918.6	10.8%
Customer support	1,247.9	1,232.5	15.4	1.3%	1,271.1	3.1%
Total annual recurring revenues**	$2,155.7	$2,061.5	$94.3	4.6%	$2,189.7	6.2%
License	428.1	437.5	(9.4)	(2.2)%	439.3	0.4%
Professional service and other	284.9	316.3	(31.3)	(9.9)%	293.0	(7.4)%
Total revenues	$2,868.8	$2,815.2	$53.5	1.9%	$2,922.0	3.8%
GAAP-based operating income	$567.0	$506.7	$60.3	11.9%	N/A	N/A
Non-GAAP-based operating income (1)	$1,002.7	$933.5	$69.2	7.4%	$1,013.4	8.6%
GAAP-based EPS, diluted	$1.06	$0.91	$0.15	16.5%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$2.76	$2.56	$0.20	7.8%	$2.79	9.0%
GAAP-based net income attributable to OpenText	$285.5	$242.2	$43.3	17.9%	N/A	N/A
Adjusted EBITDA (1)	$1,100.3	$1,020.4	$79.9	7.8%	$1,111.8	9.0%
Operating cash flows	$876.3	$708.1	$168.2	23.8%	N/A	N/A

Summary of Quarterly Results
(in millions except per share data)	Q4 FY19	Q4 FY18	$ Change	% Change (Y/Y)	Q4 FY19 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$241.9	$217.9	$24.0	11.0%	$246.5	13.1%
Customer support	315.2	316.8	(1.5)	(0.5)%	325.4	2.7%
Total annual recurring revenues**	$557.1	$534.6	$22.5	4.2%	$572.0	7.0%
License	119.7	139.9	(20.2)	(14.4)%	124.1	(11.3)%
Professional service and other	70.4	79.7	(9.3)	(11.7)%	73.2	(8.1)%
Total revenues	$747.2	$754.3	($7.0)	(0.9)%	$769.3	2.0%
GAAP-based operating income	$158.0	$149.4	$8.6	5.8%	N/A	N/A
Non-GAAP-based operating income (1)	$259.0	$259.1	($0.1)	—%	$266.9	3.0%
GAAP-based EPS, diluted	$0.27	$0.23	$0.04	17.4%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$0.72	$0.72	$—	—%	$0.74	2.8%
GAAP-based net income attributable to OpenText	$72.0	$61.7	$10.3	16.6%	N/A	N/A
Adjusted EBITDA (1)	$283.9	$281.8	$2.1	0.8%	$292.2	3.6%
Operating cash flows	$229.8	$204.1	$25.7	12.6%	N/A	N/A
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.

*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend Program
As part of our quarterly, non-cumulative cash dividend program, the Board declared on July 31, 2019 a cash dividend of $0.1746 per common share. The record date for this dividend is August 30, 2019 and the payment date is September 20, 2019. Future declarations of dividends and the establishment of future record and payment dates are subject to the final determination and discretion of the Board of Directors.

OpenText Quarterly Business Highlights

•	26 customer transactions over $1 million, 13 in the OpenText Cloud and 13 off-cloud

•	Financial, Consumer Goods, Services, Technology and Public Sector industries saw the most demand in cloud and license

•
Key customer wins in the quarter included: BMW Group, Core-Mark Holding Company, Inc., Creative Foam Corporation, Credito Emiliano SpA , Lanxess Deutschland GmbH, Phillips Lytle LLP, Premier Healthcare Solutions, Inc. and Vertican Technologies, Inc.

•	OpenText hosts largest Enterprise Information Management conference, OpenText Enterprise World, in Toronto

•	OpenText announces the next generation Enterprise Information Management Cloud at Enterprise World

•	OpenText announces strategic partnership with Google Cloud

•	OpenText and Mastercard Partner to Transform Financial Processes Across Global Supply Chains

•	OpenText named a Customer Communications Management leader in 2019 Aspire CCM leaderboard

•	OpenText AppWorks named a leader in Digital Process Automation for Deep Deployments

•	New OpenText Content Management Services to be delivered through SAP® Cloud Platform

•	OpenText releases new Cloud and Hybrid offerings for SAP® solutions

•	OpenText receives 2019 SAP® Pinnacle Award as the SAP Solution Extension Partner of the Year

Summary of Annual Results
	FY19	FY18	% Change
Revenue (million)	$2,868.8	$2,815.2	1.9%
GAAP-based gross margin	67.6%	66.2%	140	bps
GAAP-based EPS, diluted	$1.06	$0.91	16.5%
Non-GAAP-based gross margin (1)	74.1%	73.0%	110	bps
Non-GAAP-based EPS, diluted (1)(2)	$2.76	$2.56	7.8%

Summary of Quarterly Results
	Q4 FY19	Q3 FY19	Q4 FY18	% Change (Q4 FY19 vs Q3 FY19)		% Change (Q4 FY19 vs Q4 FY18)
Revenue (million)	$747.2	$719.1	$754.3	3.9%		(0.9)%
GAAP-based gross margin	68.3%	66.7%	67.5%	160	bps	80	bps
GAAP-based EPS, diluted	$0.27	$0.27	$0.23	—%		17.4%
Non-GAAP-based gross margin (1)	74.2%	73.0%	74.0%	120	bps	20	bps
Non-GAAP-based EPS, diluted (1)(2)	$0.72	$0.64	$0.72	12.5%		—%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.

OpenText Capital Markets Day 2019
Institutional investors and equity research analysts are invited to attend OpenText's 2019 Capital Markets Day on Friday, September 6, 2019 at the Lotte New York Palace hotel in New York, NY. This event will include an annual strategic update with formal presentations by the OpenText executive team. To register, please contact investors@opentext.com. Presentation material as well as listen-only teleconference and webcast details will be publicly available on the Investor Relations website at: http://investors.opentext.com/investor-events-and-presentations.

Conference Call Information

The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations.

A replay of the call will be available beginning August 1, 2019 at 7:00 p.m. ET through 11:59 p.m. on August 15, 2019 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 3382 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release, to non-U.S. GAAP-based financial measures. Additionally, “off-cloud” is a term we use to describe license transactions.

About OpenText
OpenText, The Information Company™, a market leader in Enterprise Information Management software and solutions, enabling companies to manage, leverage, secure and gain insight into their enterprise information, on premises or in the cloud. For more information about OpenText (NASDAQ/TSX: OTEX) visit www.opentext.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2020 (Fiscal 2020) on growth, anticipated benefits of our partnerships and next generation product lines, the strength of our operating framework and balance sheet flexibility, continued investments in product innovation, go-to-market and strategic acquisitions, M&A continuing to be our leading growth contributor, our capital allocation strategy, creating value through investments in broader Enterprise Information Management (EIM) capabilities, the Company's presence in the cloud and in growth markets, expected growth in our revenue lines, total growth from acquisitions, innovation and organic initiatives, the focus on recurring revenues, improving operational efficiency, expanding cash flow and strengthening the business, adjusted operating income and cash flow, its financial condition, the adjusted operating margin target range, results of operations and earnings, announced acquisitions, ongoing tax matters, the integration of the acquired businesses, declaration of quarterly dividends, future tax rates, new platform and product offerings, scaling OpenText to new levels in Fiscal 2020 and beyond, and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. Such factors include, but are not limited to: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products and services to market and to increase sales; (iii) the strength of the Company's product development pipeline; (iv) the Company's growth and profitability prospects; (v) the estimated size and growth prospects of the EIM market including expected growth in the Artificial Intelligence market; (vi) the Company's competitive position in the EIM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company's products and services to be realized by customers; (viii) the demand for the Company's products and services and the extent of deployment of the Company's products and services in the EIM marketplace; (ix) downward pressure on our share price and dilutive effect of future sales or issuances of equity securities (including in connection with future acquisitions); (x) the Company's financial condition and capital requirements; and (xi) statements about the impact of product releases. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the potential for the incurrence of or assumption of debt in connection with acquisitions and the impact on the ratings or outlooks of rating agencies on the Company's outstanding debt securities; (iii) the possibility that the Company may be unable to meet its future reporting requirements under the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, or applicable Canadian securities regulation; (iv) the risks associated with bringing new products and services to market; (v) failure to comply with privacy laws and regulations that are extensive, open to various interpretations and complex to implement including General Data Protection Regulation (GDPR) and Country by Country Reporting (CBCR); (vi) fluctuations in currency exchange rates; (vii) delays in the purchasing decisions of the Company's customers; (viii) the competition the Company faces in its industry and/or marketplace; (ix) the final determination of litigation, tax audits (including tax examinations in the United States and elsewhere) and other legal proceedings; (x) potential exposure to greater than anticipated tax liabilities or expenses, including with respect to changes in Canadian, U.S. or international tax regimes including tax reform legislation enacted through the Tax Cuts and Jobs Act in the United States; (xi) the possibility of technical, logistical or planning issues in connection with the deployment of the Company's products or services; (xii) the continuous commitment of the Company's customers; and (xiii) demand for the Company's products and services. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Harry E. Blount
Senior Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2019 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	June 30, 2019	June 30, 2018
ASSETS
Cash and cash equivalents	$941,009	$682,942
Accounts receivable trade, net of allowance for doubtful accounts of $17,011 as of June 30, 2019 and $9,741 as of June 30, 2018	463,785	487,956
Contract assets	20,956	—
Income taxes recoverable	38,340	55,623
Prepaid expenses and other current assets	97,238	101,059
Total current assets	1,561,328	1,327,580
Property and equipment	249,453	264,205
Long-term contract assets	15,386	—
Goodwill	3,769,908	3,580,129
Acquired intangible assets	1,146,504	1,296,637
Deferred tax assets	1,004,450	1,122,729
Other assets	148,977	111,267
Deferred charges	—	38,000
Long-term income taxes recoverable	37,969	24,482
Total assets	$7,933,975	$7,765,029
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$329,903	$302,154
Current portion of long-term debt	10,000	10,000
Deferred revenues	641,656	644,211
Income taxes payable	33,158	38,234
Total current liabilities	1,014,717	994,599
Long-term liabilities:
Accrued liabilities	49,441	52,827
Deferred credits	—	2,727
Pension liability	75,239	65,719
Long-term debt	2,604,878	2,610,523
Deferred revenues	46,974	69,197
Long-term income taxes payable	202,184	172,241
Deferred tax liabilities	55,872	79,938
Total long-term liabilities	3,034,588	3,053,172
Shareholders' equity:
Share capital and additional paid-in capital
269,834,442 and 267,651,084 Common Shares issued and outstanding at June 30, 2019 and June 30, 2018, respectively; authorized Common Shares: unlimited	1,774,214	1,707,073
Accumulated other comprehensive income	24,124	33,645
Retained earnings	2,113,883	1,994,235
Treasury stock, at cost (802,871 shares at June 30, 2019 and 690,336 shares at June 30, 2018, respectively)	(28,766)	(18,732)
Total OpenText shareholders' equity	3,883,455	3,716,221
Non-controlling interests	1,215	1,037
Total shareholders' equity	3,884,670	3,717,258
Total liabilities and shareholders' equity	$7,933,975	$7,765,029

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)

	Year Ended June 30,
	2019	2018	2017
Revenues:
License	$428,092	$437,512	$369,144
Cloud services and subscriptions	907,812	828,968	705,495
Customer support	1,247,915	1,232,504	981,102
Professional service and other	284,936	316,257	235,316
Total revenues	2,868,755	2,815,241	2,291,057
Cost of revenues:
License	14,347	13,693	13,632
Cloud services and subscriptions	383,993	364,160	299,850
Customer support	124,343	133,889	122,565
Professional service and other	224,635	253,389	194,954
Amortization of acquired technology-based intangible assets	183,385	185,868	130,556
Total cost of revenues	930,703	950,999	761,557
Gross profit	1,938,052	1,864,242	1,529,500
Operating expenses:
Research and development	321,836	322,909	281,215
Sales and marketing	518,035	529,141	444,454
General and administrative	207,909	205,227	170,353
Depreciation	97,716	86,943	64,318
Amortization of acquired customer-based intangible assets	189,827	184,118	150,842
Special charges	35,719	29,211	63,618
Total operating expenses	1,371,042	1,357,549	1,174,800
Income from operations	567,010	506,693	354,700
Other income (expense), net	10,156	17,973	15,743
Interest and other related expense, net	(136,592)	(138,540)	(120,892)
Income before income taxes	440,574	386,126	249,551
Provision for (recovery of) income taxes	154,937	143,826	(776,364)
Net income for the period	$285,637	$242,300	$1,025,915
Net (income) loss attributable to non-controlling interests	(136)	(76)	(256)
Net income attributable to OpenText	$285,501	$242,224	$1,025,659
Earnings per share—basic attributable to OpenText	$1.06	$0.91	$4.04
Earnings per share—diluted attributable to OpenText	$1.06	$0.91	$4.01
Weighted average number of Common Shares outstanding—basic	268,784	266,085	253,879
Weighted average number of Common Shares outstanding—diluted	269,908	267,492	255,805

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended June 30,
	2019	2018
Revenues:
License	$119,728	$139,924
Cloud services and subscriptions	241,889	217,892
Customer support	315,248	316,751
Professional service and other	70,356	79,703
Total revenues	747,221	754,270
Cost of revenues:
License	4,128	3,048
Cloud services and subscriptions	103,719	95,346
Customer support	30,761	34,232
Professional service and other	55,183	64,896
Amortization of acquired technology-based intangible assets	42,946	47,477
Total cost of revenues	236,737	244,999
Gross profit	510,484	509,271
Operating expenses:
Research and development	83,708	81,816
Sales and marketing	139,416	147,499
General and administrative	52,954	52,577
Depreciation	25,000	22,901
Amortization of acquired customer-based intangible assets	49,200	47,299
Special charges	2,232	7,821
Total operating expenses	352,510	359,913
Income from operations	157,974	149,358
Other income (expense), net	3,191	(8,938)
Interest and other related expense, net	(32,841)	(35,345)
Income before income taxes	128,324	105,075
Provision for (recovery of) income taxes	56,309	43,182
Net income for the period	$72,015	$61,893
Net (income) loss attributable to non-controlling interests	(32)	(170)
Net income attributable to OpenText	$71,983	$61,723
Earnings per share—basic attributable to OpenText	$0.27	$0.23
Earnings per share—diluted attributable to OpenText	$0.27	$0.23
Weighted average number of Common Shares outstanding—basic	269,446	267,489
Weighted average number of Common Shares outstanding—diluted	270,652	268,628

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)

	Year Ended June 30,
	2019	2018
Net income for the period	$285,637	$242,300	$1,025,915
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	(3,882)	(9,582)	(4,756)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of $6, ($171) and $34 for the year ended June 30, 2019, 2018 and 2017, respectively	16	(476)	95
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of $539, ($489) and $67 for the year ended June 30, 2019, 2018 and 2017, respectively	1,494	(1,357)	186
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of ($2,004), ($1,846) and $840 for the year ended June 30, 2019, 2018 and 2017, respectively	(7,421)	(3,383)	6,216
Amortization of actuarial (gain) loss into net income - net of tax (expense) recovery effect of $292, $183 and $241 for the year ended June 30, 2019, 2018 and 2017, respectively	272	260	565
Unrealized net gain (loss) on marketable securities - net of tax effect of nil for the year ended June 30, 2019, 2018 and 2017 respectively	—	—	184
Release of unrealized gain on marketable securities - net of tax effect of nil for the year ended June 30, 2019, 2018 and 2017 respectively	—	(617)	—
Total other comprehensive income (loss) net, for the period	(9,521)	(15,155)	2,490
Total comprehensive income	276,116	227,145	1,028,405
Comprehensive (income) loss attributable to non-controlling interests	(136)	(76)	(256)
Total comprehensive income attributable to OpenText	$275,980	$227,069	$1,028,149

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)

	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2016	242,810	$965,068	(1,268)	$(25,268)	$992,546	$46,310	$541	$1,979,197
Issuance of Common Shares
Under employee stock option plans	1,012	20,732	—	—	—	—	—	20,732
Under employee stock purchase plans	427	11,604	—	—	—	—	—	11,604
Under the public Equity Offering	19,811	604,223	—	—	—	—	—	604,223
Income tax effect related to public Equity offering	—	5,077	—	—	—	—	—	5,077
Equity issuance costs	—	(19,574)	—	—	—	—	—	(19,574)
Share-based compensation	—	30,507	—	—	—	—	—	30,507
Income tax effect related to share-based compensation	—	1,534	—	—	—	—	—	1,534
Purchase of treasury stock	—	—	(244)	(8,198)	—	—	—	(8,198)
Issuance of treasury stock	—	(5,946)	410	5,946	—	—	—	—
Dividends declared ($0.4770 per Common Share)	—	—	—	—	(120,581)	—	—	(120,581)
Other comprehensive income - net	—	—	—	—	—	2,490	—	2,490
Non-controlling interest	—	229	—	—	—	—	164	393
Net income for the year	—	—	—	—	1,025,659	—	256	1,025,915
Balance as of June 30, 2017	264,060	$1,613,454	(1,102)	$(27,520)	$1,897,624	$48,800	$961	$3,533,319
Issuance of Common Shares
Under employee stock option plans	2,870	54,355	—	—	—	—	—	54,355
Under employee stock purchase plans	721	20,458	—	—	—	—	—	20,458
Share-based compensation	—	27,594	—	—	—	—	—	27,594
Issuance of treasury stock	—	(8,788)	411	8,788	—	—	—	—
Dividends declared ($0.5478 per Common Share)	—	—	—	—	(145,613)	—	—	(145,613)
Other comprehensive income - net	—	—	—	—	—	(15,155)	—	(15,155)
Net income for the year	—	—	—	—	242,224	—	76	242,300
Balance as of June 30, 2018	267,651	$1,707,073	(691)	$(18,732)	$1,994,235	$33,645	$1,037	$3,717,258
Issuance of Common Shares
Under employee stock option plans	1,472	35,626	—	—	—	—	—	35,626
Under employee stock purchase plans	711	21,835	—	—	—	—	—	21,835
Share-based compensation	—	26,770	—	—	—	—	—	26,770
Purchase of treasury stock	—	—	(726)	(26,499)	—	—	—	(26,499)
Issuance of treasury stock	—	(16,465)	614	16,465	—	—	—	—
Dividends declared ($0.6300 per Common Share)	—	—	—	—	(168,859)	—	—	(168,859)
Cumulative effect of ASU 2016-16	—	—	—	—	(26,780)	—	—	(26,780)
Cumulative effect of Topic 606	—	—	—	—	29,786	—	—	29,786
Other comprehensive income - net	—	—	—	—	—	(9,521)	—	(9,521)
Non-controlling interest	—	(625)	—	—	—	—	42	(583)
Net income for the year	—	—	—	—	285,501	—	136	285,637
Balance as of June 30, 2019	269,834	$1,774,214	(803)	$(28,766)	$2,113,883	$24,124	$1,215	$3,884,670

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)

	Year Ended June 30,
	2019	2018	2017
Cash flows from operating activities:
Net income for the period	$285,637	$242,300	$1,025,915
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	470,928	456,929	345,715
Share-based compensation expense	26,770	27,594	30,507
Excess tax expense (benefits) on share-based compensation expense	—	—	(1,534)
Pension expense	4,624	3,738	3,893
Amortization of debt issuance costs	4,330	4,646	5,014
Amortization of deferred charges and credits	—	4,242	6,298
Loss on sale and write down of property and equipment	9,438	2,234	784
Release of unrealized gain on marketable securities to income	—	(841)	—
Deferred taxes	47,425	89,736	(871,195)
Share in net (income) loss of equity investees	(13,668)	(5,965)	(5,952)
Write off of unamortized debt issuance costs	—	155	833
Other non-cash charges	—	—	1,033
Changes in operating assets and liabilities:
Accounts receivable	75,508	(22,566)	(126,784)
Contract assets	(37,623)	—	—
Prepaid expenses and other current assets	(819)	(7,274)	(7,766)
Income taxes and deferred charges and credits	27,291	(31,323)	(1,683)
Accounts payable and accrued liabilities	(21,732)	(91,650)	53,490
Deferred revenue	(1,827)	35,629	3,484
Other assets	(4)	497	(21,699)
Net cash provided by operating activities	876,278	708,081	440,353
Cash flows from investing activities:
Additions of property and equipment	(63,837)	(105,318)	(79,592)
Proceeds from maturity of short-term investments	—	—	9,212
Purchase of Catalyst Repository Systems Inc.	(70,800)	—	—
Purchase of Liaison Technologies	(310,644)	—	—
Purchase of Hightail Inc.	—	(20,535)	—
Purchase of Guidance Software, net of cash acquired	(2,279)	(229,275)	—
Purchase of Covisint Corporation, net of cash acquired	—	(71,279)	—
Purchase of ECD Business	—	—	(1,622,394)
Purchase of HP Inc. CCM Business	—	—	(315,000)
Purchase of Recommind, Inc.	—	—	(170,107)
Purchase consideration for prior period acquisitions	—	—	(7,146)
Other investing activities	(16,966)	(18,034)	(5,937)
Net cash used in investing activities	(464,526)	(444,441)	(2,190,964)
Cash flows from financing activities:
Excess tax (expense) benefits on share-based compensation expense	—	—	1,534
Proceeds from issuance of long-term debt and revolver	—	1,200,000	481,875
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	57,889	75,935	35,593
Proceeds from issuance of Common shares under public Equity Offering	—	—	604,223
Repayment of long-term debt and revolver	(10,000)	(1,149,620)	(57,880)
Debt issuance costs	(322)	(4,375)	(7,240)
Equity issuance costs	—	—	(19,574)
Purchase of treasury stock	(26,499)	—	(8,198)
Purchase of non-controlling interest	(583)	—	(208)
Payments of dividends to shareholders	(168,859)	(145,613)	(120,581)
Net cash provided by (used in) financing activities	(148,374)	(23,673)	909,544
Foreign exchange gain (loss) on cash held in foreign currencies	(3,826)	(2,186)	1,767
Increase (decrease) in cash and cash equivalents during the period	259,552	237,781	(839,300)
Cash and cash equivalents at beginning of the period	683,991	446,210	1,285,510
Cash and cash equivalents at end of the period	$943,543	$683,991	$446,210

Reconciliation of cash, cash equivalents and restricted cash:	June 30, 2019	June 30, 2018	June 30, 2017
Cash and cash equivalents	$941,009	$682,942	$443,357
Restricted cash included in Other assets	2,534	1,049	2,853
Total cash, cash equivalents and restricted cash	$943,543	$683,991	$446,210

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income for the period	$72,015	$61,893
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	117,146	117,677
Share-based compensation expense	6,618	7,121
Pension expense	1,212	904
Amortization of debt issuance costs	1,096	811
Amortization of deferred charges and credits	—	1,067
Write off of unamortized debt issuance costs	—	155
Loss on sale and write down of property and equipment	—	1,745
Deferred taxes	36,118	27,096
Share in net (income) loss of equity investees	(3,016)	(6,468)
Changes in operating assets and liabilities:
Accounts receivable	22,731	33,132
Contract assets	(8,751)	—
Prepaid expenses and other current assets	(324)	3,261
Income taxes and deferred charges and credits	6,285	(9,255)
Accounts payable and accrued liabilities	8,912	628
Deferred revenue	(25,961)	(39,075)
Other assets	(4,304)	3,368
Net cash provided by operating activities	229,777	204,060
Cash flows from investing activities:
Additions of property and equipment	(13,405)	(22,280)
Purchase of Hightail Inc.	—	(69)
Other investing activities	(8,762)	(6,855)
Net cash used in investing activities	(22,167)	(29,204)
Cash flows from financing activities:
Proceeds from issuance of long-term debt and revolver	—	1,000,000
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	15,792	9,871
Repayment of long-term debt and revolver	(2,500)	(1,043,800)
Debt issuance costs	—	(4,375)
Payments of dividends to shareholders	(46,958)	(40,617)
Net cash provided by (used in) financing activities	(33,666)	(78,921)
Foreign exchange gain (loss) on cash held in foreign currencies	83	(19,889)
Increase (decrease) in cash, cash equivalents and restricted cash during the period	174,027	76,046
Cash, cash equivalents and restricted cash at beginning of the period	769,516	607,945
Cash, cash equivalents and restricted cash at end of the period	$943,543	$683,991

Reconciliation of cash, cash equivalents and restricted cash:	June 30, 2019	June 30, 2018
Cash and cash equivalents	941,009	682,942
Restricted cash included in Other assets	2,534	1,049
Total Cash, cash equivalents and restricted cash	$943,543	$683,991

Notes

(1)	All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.

(2)
Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.

The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures are not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income or earnings per share, attributable to OpenText, on a diluted basis, after giving effect to the amortization of acquired intangible assets, other income (expense), share-based compensation, and Special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as income from operations, excluding the amortization of acquired intangible assets, Special charges (recoveries), and share-based compensation expense.
Adjusted earnings (loss) before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income, attributable to OpenText, excluding interest income (expense), provision for income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and Special charges (recoveries).
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special Charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide (unaudited) reconciliations of U.S. GAAP-based financial measures to Non-U.S. GAAP-based financial measures for the following periods presented. Results for reporting periods commencing July 1, 2018 are presented under the new Topic 606 revenue standard, while prior period results continue to be reported under the previous standard. For more details relating to our adoption of Topic 606 please see Note 1 "Basis of Presentation" and Note 3 "Revenues" to our Consolidated Financial Statements on Form 10-K.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2019. (In thousands except for per share amounts)
	Three Months Ended June 30, 2019
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$103,719		$(75)	(1)	$103,644
Customer support	30,761		(361)	(1)	30,400
Professional service and other	55,183		(434)	(1)	54,749
Amortization of acquired technology-based intangible assets	42,946		(42,946)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	510,484	68.3%	43,816	(3)	554,300	74.2%
Operating expenses
Research and development	83,708		(1,323)	(1)	82,385
Sales and marketing	139,416		(2,006)	(1)	137,410
General and administrative	52,954		(2,419)	(1)	50,535
Amortization of acquired customer-based intangible assets	49,200		(49,200)	(2)	—
Special charges (recoveries)	2,232		(2,232)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	157,974		100,996	(5)	258,970
Other income (expense), net	3,191		(3,191)	(6)	—
Provision for (recovery of) income taxes	56,309		(24,651)	(7)	31,658
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	71,983		122,456	(8)	194,439
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.27		$0.45	(8)	$0.72

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 44% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2019
		Per share diluted
GAAP-based net income, attributable to OpenText	$71,983	$0.27
Add:
Amortization	92,146	0.34
Share-based compensation	6,618	0.02
Special charges (recoveries)	2,232	0.01
Other (income) expense, net	(3,191)	(0.01)
GAAP-based provision for (recovery of) income taxes	56,309	0.21
Non-GAAP-based provision for income taxes	(31,658)	(0.12)
Non-GAAP-based net income, attributable to OpenText	$194,439	$0.72

Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2019
GAAP-based net income, attributable to OpenText	$71,983
Add:
Provision for (recovery of) income taxes	56,309
Interest and other related expense, net	32,841
Amortization of acquired technology-based intangible assets	42,946
Amortization of acquired customer-based intangible assets	49,200
Depreciation	25,000
Share-based compensation	6,618
Special charges (recoveries)	2,232
Other (income) expense, net	(3,191)
Adjusted EBITDA	$283,938

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the year ended June 30, 2019. (In thousands except for per share amounts)
	Year Ended June 30, 2019
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$383,993		$(948)	(1)	$383,045
Customer support	124,343		(1,242)	(1)	123,101
Professional service and other	224,635		(1,764)	(1)	222,871
Amortization of acquired technology-based intangible assets	183,385		(183,385)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,938,052	67.6%	187,339	(3)	2,125,391	74.1%
Operating expenses
Research and development	321,836		(4,991)	(1)	316,845
Sales and marketing	518,035		(7,880)	(1)	510,155
General and administrative	207,909		(9,945)	(1)	197,964
Amortization of acquired customer-based intangible assets	189,827		(189,827)	(2)	—
Special charges (recoveries)	35,719		(35,719)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	567,010		435,701	(5)	1,002,711
Other income (expense), net	10,156		(10,156)	(6)	—
Provision for (recovery of) income taxes	154,937		(33,680)	(7)	121,257
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	285,501		459,225	(8)	744,726
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$1.06		$1.70	(8)	$2.76

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 35% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Year Ended June 30, 2019
		Per share diluted
GAAP-based net income, attributable to OpenText	$285,501	$1.06
Add:
Amortization	373,212	1.38
Share-based compensation	26,770	0.10
Special charges (recoveries)	35,719	0.13
Other (income) expense, net	(10,156)	(0.04)
GAAP-based provision for (recovery of) income taxes	154,937	0.57
Non-GAAP based provision for income taxes	(121,257)	(0.44)
Non-GAAP-based net income, attributable to OpenText	$744,726	$2.76
Reconciliation of Adjusted EBITDA

Year Ended June 30, 2019
GAAP-based net income, attributable to OpenText	$285,501
Add:
Provision for (recovery of) income taxes	154,937
Interest and other related expense, net	136,592
Amortization of acquired technology-based intangible assets	183,385
Amortization of acquired customer-based intangible assets	189,827
Depreciation	97,716
Share-based compensation	26,770
Special charges (recoveries)	35,719
Other (income) expense, net	(10,156)
Adjusted EBITDA	$1,100,291

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2019. (In thousands except for per share amounts)
	Three Months Ended March 31, 2019
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$103,873		$(291)	(1)	$103,582
Customer support	31,844		(310)	(1)	31,534
Professional service and other	56,626		(448)	(1)	56,178
Amortization of acquired technology-based intangible assets	44,596		(44,596)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	479,515	66.7%	45,645	(3)	525,160	73.0%
Operating expenses
Research and development	84,905		(1,315)	(1)	83,590
Sales and marketing	132,244		(2,458)	(1)	129,786
General and administrative	51,833		(1,890)	(1)	49,943
Amortization of acquired customer-based intangible assets	48,832		(48,832)	(2)	—
Special charges (recoveries)	796		(796)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	135,877		100,936	(5)	236,813
Other income (expense), net	5,065		(5,065)	(6)	—
Provision for (recovery of) income taxes	32,542		(4,373)	(7)	28,169
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	72,762		100,244	(8)	173,006
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.27		$0.37	(8)	$0.64

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 31% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2019
		Per share diluted
GAAP-based net income, attributable to OpenText	$72,762	$0.27
Add:
Amortization	93,428	0.35
Share-based compensation	6,712	0.02
Special charges (recoveries)	796	—
Other (income) expense, net	(5,065)	(0.02)
GAAP-based provision for (recovery of) income taxes	32,542	0.12
Non-GAAP-based provision for income taxes	(28,169)	(0.10)
Non-GAAP-based net income, attributable to OpenText	$173,006	$0.64

Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2019
GAAP-based net income, attributable to OpenText	$72,762
Add:
Provision for (recovery of) income taxes	32,542
Interest and other related expense, net	35,607
Amortization of acquired technology-based intangible assets	44,596
Amortization of acquired customer-based intangible assets	48,832
Depreciation	25,028
Share-based compensation	6,712
Special charges (recoveries)	796
Other (income) expense, net	(5,065)
Adjusted EBITDA	$261,810

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2018. (In thousands except for per share amounts)
	Three Months Ended June 30, 2018
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$95,346		$(310)	(1)	$95,036
Customer support	34,232		(300)	(1)	33,932
Professional service and other	64,896		(516)	(1)	64,380
Amortization of acquired technology-based intangible assets	47,477		(47,477)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	509,271	67.5%	48,603	(3)	557,874	74.0%
Operating expenses
Research and development	81,816		(1,453)	(1)	80,363
Sales and marketing	147,499		(2,552)	(1)	144,947
General and administrative	52,577		(1,990)	(1)	50,587
Amortization of acquired customer-based intangible assets	47,299		(47,299)	(2)	—
Special charges (recoveries)	7,821		(7,821)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	149,358		109,718	(5)	259,076
Other income (expense), net	(8,938)		8,938	(6)	—
Provision for (recovery of) income taxes	43,182		(11,860)	(7)	31,322
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	61,723		130,516	(8)	192,239
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.23		$0.49	(8)	$0.72

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 41% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. We also took into consideration changes in U.S. tax reform legislation that was enacted on December 22, 2017 through the Tax Cuts and Jobs Act.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2018
		Per share diluted
GAAP-based net income, attributable to OpenText	$61,723	$0.23
Add:
Amortization	94,776	0.35
Share-based compensation	7,121	0.03
Special charges (recoveries)	7,821	0.03
Other (income) expense, net	8,938	0.03
GAAP-based provision for (recovery of) income taxes	43,182	0.16
Non-GAAP-based provision for income taxes	(31,322)	(0.11)
Non-GAAP-based net income, attributable to OpenText	$192,239	$0.72

Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2018
GAAP-based net income, attributable to OpenText	$61,723
Add:
Provision for (recovery of) income taxes	43,182
Interest and other related expense, net	35,345
Amortization of acquired technology-based intangible assets	47,477
Amortization of acquired customer-based intangible assets	47,299
Depreciation	22,901
Share-based compensation	7,121
Special charges (recoveries)	7,821
Other (income) expense, net	8,938
Adjusted EBITDA	$281,807

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the year ended June 30, 2018. (In thousands except for per share amounts)
	Year Ended June 30, 2018
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues:
Cloud services and subscriptions	$364,160		$(1,429)	(1)	$362,731
Customer support	133,889		(1,233)	(1)	132,656
Professional service and other	253,389		(1,838)	(1)	251,551
Amortization of acquired technology-based intangible assets	185,868		(185,868)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,864,242	66.2%	190,368	(3)	2,054,610	73.0%
Operating expenses
Research and development	322,909		(5,659)	(1)	317,250
Sales and marketing	529,141		(9,231)	(1)	519,910
General and administrative	205,227		(8,204)	(1)	197,023
Amortization of acquired customer-based intangible assets	184,118		(184,118)	(2)	—
Special charges (recoveries)	29,211		(29,211)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	506,693		426,791	(5)	933,484
Other income (expense), net	17,973		(17,973)	(6)	—
Provision for (recovery of) income taxes	143,826		(32,534)	(7)	111,292
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	242,224		441,352	(8)	683,576
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$0.91		$1.65	(8)	$2.56

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 37% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/

expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. We also took into consideration changes in US tax reform legislation that was enacted on December 22, 2017 through the Tax Cuts and Jobs Act.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Year Ended June 30, 2018
		Per share diluted
GAAP-based net income, attributable to OpenText	$242,224	$0.91
Add:
Amortization	369,986	1.38
Share-based compensation	27,594	0.10
Special charges (recoveries)	29,211	0.11
Other (income) expense, net	(17,973)	(0.07)
GAAP-based provision for (recovery of) income taxes	143,826	0.54
Non-GAAP based provision for income taxes	(111,292)	(0.41)
Non-GAAP-based net income, attributable to OpenText	$683,576	$2.56

Reconciliation of Adjusted EBITDA

Year Ended June 30, 2018
GAAP-based net income, attributable to OpenText	$242,224
Add:
Provision for (recovery of) income taxes	143,826
Interest and other related expense, net	138,540
Amortization of acquired technology-based intangible assets	185,868
Amortization of acquired customer-based intangible assets	184,118
Depreciation	86,943
Share-based compensation	27,594
Special charges (recoveries)	29,211
Other (income) expense, net	(17,973)
Adjusted EBITDA	$1,020,351

(3)	The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three months and year ended June 30, 2019 and 2018:

	Three Months Ended June 30, 2019		Three Months Ended June 30, 2018
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	24%	15%	23%	15%
GBP	6%	6%	6%	6%
CAD	3%	9%	4%	10%
USD	58%	53%	58%	52%
Other	9%	17%	9%	17%
Total	100%	100%	100%	100%

	Year Ended June 30, 2019		Year Ended June 30, 2018
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	24%	15%	22%	15%
GBP	6%	6%	6%	6%
CAD	4%	10%	4%	11%
USD	58%	51%	58%	51%
Other	8%	18%	10%	17%
Total	100%	100%	100%	100%
*Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and Special charges (recoveries).